                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               TICKETS.COM, INC.

               Tickets.com, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

               FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 25, 1995, under the name "The Entertainment Express, Inc." On May 31, 1996, the Corporation filed a Restated Certificate of Incorporation. On January 2, 1997, the Corporation filed a Certificate of Amendment changing the name of the Corporation to "Advantix, Inc." On March 25, 1997, the Corporation filed a Restated Certificate of Incorporation and on September 25, 1997, the Corporation filed an Amended and Restated Certificate of Incorporation (the "First Prior Certificate"). On May 22, 1998, the Corporation filed an Amended and Restated Certificate of Incorporation, which amended and restated the First Prior Certificate (the "Second Prior Certificate") On March 19, 1999, the Corporation filed an Amended and Restated Certificate of Incorporation, which amended and restated the Second Prior Certificate (the "Third Prior Certificate"). On May 14, 1999, the Corporation filed an Amended and Restated Certificate of Incorporation, which amended and restated the Third Prior Certificate. On May 25, 1999, the Corporation filed a Certificate of Amendment changing the name of the Corporation to "Tickets.com, Inc."

               SECOND: The Amended and Restated Certificate of Incorporation of Tickets.com, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

               THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in its entirety as set forth in Exhibit A attached hereto and is incorporated herein by this reference.

               IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its Chief Financial Officer and attested by its Secretary, this 30th day of July, 1999.

                                             TICKETS.COM, INC.


                                             By:  /s/ JOHN M. MARKOVICH
                                                 --------------------------
                                                  John M. Markovich
                                                  Chief Financial Officer
ATTEST:


By:  /s/ PAUL ROWE
    -----------------
     Paul Rowe
     Secretary



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                                    EXHIBIT A
                                    ---------

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                TICKETS.COM, INC.


                                    ARTICLE I

     The name of this corporation is Tickets.com, Inc. (the "CORPORATION").

                                   ARTICLE II

               The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

                                   ARTICLE IV

               A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares of capital stock that the Corporation is authorized to issue is Three Hundred Sixty Million (360,000,000). The total number of shares of Common Stock this Corporation shall have authority to issue is Two Hundred Seventy Million (270,000,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is Ninety Million (90,000,000). The Common Stock shall have a par value of $.0001 per share and the Preferred Stock shall have a par value of $.0001 per share.

               B. Powers, Preferences, Rights and Restrictions of Preferred Stock. The Preferred Stock shall be divided into series. The first series shall consist of Eight Million Four Hundred Forty Thousand Two (8,440,002) shares and is designated "SERIES A PREFERRED STOCK." The second series shall consist of Two Million Seven Hundred Eighteen Thousand Eighteen (2,718,018) shares and is designated "SERIES A1 PREFERRED STOCK." The third series shall consist of Nine Million Five Hundred Thousand (9,500,000) shares and is designated "SERIES B PREFERRED STOCK." The fourth series shall consist of Seventeen Million Three Hundred Ninety Five Thousand Nine Hundred Forty Nine (17,395,949) shares and is designated "SERIES C PREFERRED STOCK." The fifth series shall consist of Thirteen Million, Three Hundred Thirty Three Thousand Three Hundred Thirty Five (13,333,335) shares and is designated "SERIES D PREFERRED STOCK." The sixth series shall consist of Thirty Million Five

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Hundred Fifty Five Thousand Five Hundred Fifty Six (30,555,556) shares and is designated "SERIES E PREFERRED STOCK."

               The remaining Eight Million Fifty Seven Thousand One Hundred Forty (8,057,140) shares of Preferred Stock are undesignated as of the effective date of this Amended and Restated Certificate of Incorporation and may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "BOARD OF DIRECTORS") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "PREFERRED STOCK DESIGNATION") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               The relative powers, preferences, privileges, rights and restrictions granted to or imposed upon the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as follows:

               1. Dividend Provisions.

               (a) Beginning on January 1, 2000, the holders of shares of Series E Preferred Stock shall be entitled to receive dividends, out of any funds legally available therefor, at the rate of $0.54 per share (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) per annum, prior and in preference to any declaration or payment of any dividend (excluding distributions payable solely in Common Stock or Common Stock equivalents of this Corporation described in Section 4(e) hereof) on the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock of the Corporation. Such dividends shall accrue on each share of Series E Preferred Stock beginning on January 1, 2000 and, to the extent declared, shall be paid on December 31st of each year in which they accrue, beginning December 31, 2000. Such dividends shall be cumulative and shall accumulate, whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends, so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, have not been paid the deficiency shall first be fully paid before any dividend or other distribution shall be



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paid on or declared and set apart for the Series A Preferred Stock, Series A1
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock of the Corporation. Dividends payable on the Series E Preferred Stock for any period less than a full annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Any accumulation of dividends on the Series E Preferred Stock shall not bear interest. Cumulative dividends with respect to a share of Series E Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock pursuant to Section 4 hereof, subject to the rights of series of Preferred Stock that may from time to time come into existence, be paid to the extent funds are legally available therefor and any amounts for which funds are not legally available shall be paid promptly as funds become legally available therefor; any partial payment will be made ratably among the holders of the Series E Preferred Stock in proportion to the amount of such stock owned by each such holder.

               (b) Unless full dividends on the Series E Preferred Stock for all past dividend periods and the then current dividend period have been paid, or have been or contemporaneously are declared and a sum sufficient for the payment thereof set apart, no dividends shall be declared or paid or any sum set apart for such payment or any other distribution made on or with respect to the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock of the Corporation, other than distributions payable solely in Common Stock or Common Stock equivalents of this Corporation described in Section 4(e) hereof.

               (c) Subject to payment in full of the cumulative dividends on the Series E Preferred Stock, the holders of shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to share in any dividends declared and paid upon or set aside for the Common Stock of the Corporation pro rata based upon the number of shares of Common Stock into which their shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock are then convertible pursuant to Section 4 hereof.

               (d) For the purposes of this Section 1, the term dividends shall include distributions payable in cash, securities of this Corporation or other persons, evidences of indebtedness issued by this Corporation or other persons, assets or options or rights (excluding distributions payable solely in Common Stock or Common Stock equivalents of this Corporation described in Section 4(e) hereof) without payment of any consideration by the recipient thereof.



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               2. Liquidation Preference.

        In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary (a "LIQUIDATION"):

               (a) Preferred Stock.

               (i) Series E Preferred Stock, Series D Preferred Stock and
        Series C Preferred Stock. Subject to the rights of series of Preferred Stock that may from time to time come into existence, each holder of Series E Preferred Stock, each holder of Series D Preferred Stock and each holder of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock, Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and any other series of Preferred Stock which is by its terms expressly made junior to the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock with respect to a Liquidation, by reason of such holder's ownership thereof, an amount equal to (A) Nine Dollars ($9.00) for each outstanding share of Series E Preferred Stock then held by such holder (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "ORIGINAL SERIES E ISSUE PRICE") plus any dividends accrued but unpaid thereon to the date fixed for distribution (such sum, the "SERIES E LIQUIDATION PREFERENCE"); (B) Two Dollars and Twenty Five Cents ($2.25) for each outstanding share of Series D Preferred Stock then held by such holder (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "ORIGINAL SERIES D ISSUE PRICE") plus any dividends declared but unpaid thereon to the date fixed for distribution (such sum, the "SERIES D LIQUIDATION PREFERENCE"); and (C) One Dollar and Seventy Five Cents ($1.75) for each outstanding share of Series C Preferred Stock then held by such holder (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "ORIGINAL SERIES C ISSUE PRICE") plus any dividends declared but unpaid thereon to the date fixed for distribution (such sum, the "SERIES C LIQUIDATION PREFERENCE"). The Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall rank on parity as to receipt of the respective preferential amounts for such series upon a Liquidation. If upon the occurrence of a Liquidation, the assets and funds to be distributed among the holders of Series E Preferred Stock, holders of Series D Preferred Stock and holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full Series E Liquidation Preference, Series D Liquidation Preference and Series C Liquidation Preference, respectively, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in proportion to the respective amounts which would be payable with respect to the shares then held by them upon such distribution if all amounts on or with respect to such shares of Series E



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        Preferred Stock, Series D Preferred Stock and Series C Preferred Stock
        were paid in full.

               (ii) Series B Preferred Stock. Subject to the payment in full of the liquidation preferences of the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock as provided in Section 2(a)(i) and any distribution which may be required with respect to a series of Preferred Stock that may from time to time come into existence, each holder of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock, Series A Preferred Stock, Series A1 Preferred Stock and any other series of Preferred Stock which is by its terms expressly made junior to the Series B Preferred Stock with respect to a Liquidation, by reason of such holder's ownership thereof, an amount equal to One Dollar and Twenty Five Cents ($1.25) for each outstanding share of Series B Preferred Stock then held by such holder (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "ORIGINAL SERIES B ISSUE PRICE") plus any dividends declared but unpaid thereon to the date fixed for distribution (such sum, the "SERIES B LIQUIDATION PREFERENCE"). If upon the occurrence of a Liquidation, the assets and funds available for distribution, after payment in full of the Series E Liquidation Preference, Series D Liquidation Preference and Series C Liquidation Preference, shall be insufficient to permit the payment to holders of the Series B Preferred Stock of the full Series B Liquidation Preference, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

               (iii) Series A Preferred Stock and Series A1 Preferred Stock. Subject to the payment in full of the liquidation preferences of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock as provided in Sections 2(a)(i) and 2(a)(ii) and any distribution which may be required with respect to a series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock and Series A1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock and any other series of Preferred Stock which is by its terms expressly made junior to the Series A Preferred Stock with respect to a Liquidation, by reason of their ownership thereof, an amount equal to (A) Forty Nine Cents ($0.49) for each outstanding share of Series A Preferred Stock then held by them (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "ORIGINAL SERIES A ISSUE PRICE") plus any dividends declared but unpaid thereon to the date fixed for distribution (the "SERIES A LIQUIDATION PREFERENCE") and (B) Twenty Three Cents ($0.23) for each outstanding share of Series A1 Preferred Stock then held by them (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "ORIGINAL SERIES A1 ISSUE PRICE") plus any dividends declared but unpaid thereon to the



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        date fixed for distribution (the "SERIES A1 LIQUIDATION PREFERENCE").
        The Series A Preferred Stock and Series A1 Preferred Stock shall rank on parity as to the receipt of the respective preferential amounts for such series upon a Liquidation. If upon the occurrence of a Liquidation, the assets and funds available for distribution, after payment in full of the Series E Liquidation Preference, Series D Liquidation Preference, Series C Liquidation Preference and Series B Liquidation Preference, shall be insufficient to permit the payment to holders of the Series A Preferred Stock and Series A1 Preferred Stock of the full Series A Liquidation Preference and Series A1 Liquidation Preference, respectively, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series A1 Preferred Stock in proportion to the respective amounts which would be payable with respect to the shares then held by them upon such distribution if all amounts on or with respect to such shares of Series A Preferred Stock and Series A1 Preferred Stock were paid in full.

               (b) Common Stock. Upon the completion of the distributions required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Common Stock in proportion to the amount of such stock owned by each such holder. Shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any such distribution, or series of distributions, to holders of Common Stock under this
Section 2(b) without first foregoing participation in the distribution, or series of distributions, to holders of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, pursuant to Section 2(a).

               (c) Deemed Liquidation.

               (i) For purposes of this Section 2, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), or (B) a sale of all or substantially all of the assets of the Corporation, shall be treated as a Liquidation; unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity.

               (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as



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        determined in good faith by the Board of Directors of the Corporation.
        Any securities shall be valued as follows:

                                (A) Securities not subject to investment letter
                or other similar restrictions on free marketability covered by
                (B) below:

                                (1) If traded on a securities exchange or
                        through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                (2) If actively traded over-the-counter, the
                        value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                (3) If there is no active public market, the
                        value shall be the fair market value thereof, as determined by the Board of Directors of the Corporation.

                                (B) The method of valuation of securities
                subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

               (iii) The Corporation shall give each holder of record of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock written notice of such impending transaction not later than twenty
        (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding.





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               3. Redemption. The Series A Preferred Stock, Series A1 Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are not redeemable.

               4. Conversion. The holders of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                        (a) Right to Convert. Each share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Common Stock at the applicable conversion rate then in effect for such series as calculated pursuant to Section 4(c) below.

                        (b) Automatic Conversion. Each share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, at the applicable conversion rate then in effect for such series as calculated pursuant to Section 4(c), except as provided below in Section 4(d), immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (or successor form then in effect) under the Securities Act of 1933, as amended, resulting in gross aggregate proceeds of not less than Fifty Million Dollars ($50,000,000), before deduction of any underwriting discounts, commissions and registration expenses (a "QUALIFIED PUBLIC OFFERING").

                        (c) Conversion Rate.

                        (i) Conversion Rate of Series A Preferred Stock.
        Each share of Series A Preferred Stock shall be converted into the number of shares of fully paid and nonassessable shares (calculated as to each conversion to the nearest one-hundredth of a share) of Common Stock of the Corporation, which results from dividing the Original Series A Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "SERIES A CONVERSION PRICE" shall initially be the Original Series A Issue Price, subject to adjustment from time to time in certain circumstances, as hereinafter provided.

                        (ii) Conversion Rate of Series A1 Preferred Stock. Each share of Series A1 Preferred Stock shall be converted into the number of shares of fully paid and nonassessable shares (calculated as to each conversion to the nearest one-hundredth of a share) of Common Stock of the Corporation, which results from dividing the Original Series A1 Issue Price by the Series A1 Conversion Price (as defined below) in effect at the time of conversion. The "SERIES A1 CONVERSION PRICE" shall initially be the



                                       8
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        Original Series A1 Issue Price, subject to adjustment from time to time in certain circumstances, as hereinafter provided.

                        (iii) Conversion Rate of Series B Preferred Stock. Each share of Series B Preferred Stock shall be converted into the number of shares of fully paid and nonassessable shares (calculated as to each conversion to the nearest one-hundredth of a share) of Common Stock of the Corporation, which results from dividing the Original Series B Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The "SERIES B CONVERSION PRICE" shall initially be the Original Series B Issue Price, subject to adjustment from time to time in certain circumstances, as hereinafter provided.

                        (iv) Conversion Rate of Series C Preferred Stock. Each share of Series C Preferred Stock shall be converted into the number of shares of fully paid and nonassessable shares (calculated as to each conversion to the nearest one-hundredth of a share) of Common Stock of the Corporation, which results from dividing the Original Series C Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The "SERIES C CONVERSION PRICE" shall initially be the Original Series C Issue Price, subject to adjustment from time to time in certain circumstances, as hereinafter provided.

                        (v) Conversion Rate of Series D Preferred Stock. Each share of Series D Preferred Stock shall be converted into the number of shares of fully paid and nonassessable shares (calculated as to each conversion to the nearest one-hundredth of a share) of Common Stock of the Corporation, which results from dividing the Original Series D Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. The "SERIES D CONVERSION PRICE" shall initially be the Original Series D Issue Price, subject to adjustment from time to time in certain circumstances, as hereinafter provided.

                        (vi) Conversion Rate of Series E Preferred Stock. Each share of Series E Preferred Stock shall be converted into the number of shares of fully paid and nonassessable shares (calculated as to each conversion to the nearest one-hundredth of a share) of Common Stock of the Corporation, which results from dividing the Original Series E Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion. The "SERIES E CONVERSION PRICE" shall initially be the Original Series E Issue Price, subject to adjustment from time to time in certain circumstances, as hereinafter provided.

                        (d) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, as applicable, and shall give written notice to the Corporation at its



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

principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, until immediately prior to the closing of such sale of securities.

                        (e) Adjustments to Series A, Series A1, Series B, Series C, Series D and Series E Conversion Prices for Certain Diluting Issues.

                        (i) Special Definitions. For purposes of this Section

        4(e), the following definitions apply:

                        (A) "OPTIONS" shall mean rights, options, or warrants to
                subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                        (B) "ORIGINAL ISSUE DATE" shall mean the date on which a
                share of Series E Preferred Stock was first issued.

                        (C) "CONVERTIBLE SECURITIES" shall mean any evidences of
                indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all
                shares of Common Stock issued (or, pursuant to Section 4(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                             (1) upon conversion of shares of Series A Preferred
                      Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

                             (2) upon exercise of any warrants to purchase
                      shares of Common Stock outstanding on the Original Issue Date;

                             (3) to officers, directors or employees of, or
                      consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, but not exceeding 23,500,000 (or such greater number as the Board of Directors of this Corporation shall determine) shares of Common Stock (net of any repurchases of such shares), subject to adjustment for all subdivisions and combinations;

                             (4) as a dividend or distribution on the Common
                      Stock, Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E
                      Preferred Stock;

                             (5) for which adjustment of the Series A Conversion
                      Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price is made pursuant to
                      Section 4(e) or Section 4(f) hereof;

                             (6) in connection with any transaction approved by
                      the Board of Directors involving the acquisition of more than fifty percent (50%) of the stock of another corporation or substantially all of the assets of another corporation or business, whether by way of merger, exchange of shares, purchase of assets or otherwise, including, without limitation, shares of Common Stock issuable upon exercise of options, rights or warrants of such other corporation or business assumed by the Corporation in connection with such acquisition and shares of Common Stock issued or issuable to a funding source (equity and/or debt) for the acquisition and any placement agent for such funding source; provided that in the event that the Additional Shares of Common so issued or issuable have an aggregate value of more than $10.0 million, then the Corporation shall have received the opinion of an investment advisor of national standing that the value of the shares issued in any such transaction is not less than the Series E Conversion Price as such Series E Conversion Price has been adjusted pursuant to Section 4(e)(vi),
                      (vii) or (viii) hereof;

                             (7) upon exercise of warrants or other rights
                      granted in connection with loans, bank financings or lease or equipment lines of credit approved by the Board of Directors, provided that the aggregate number of shares of Common Stock issued or issuable upon exercise of such warrants or other rights shall not exceed an amount equal to one percent (1%) of the total number of shares of Common Stock then outstanding on a fully diluted basis, as if all shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible);

                             (8) upon conversion of, or in lieu of interest on,
                      the Convertible Promissory Note, dated May 31, 1996, issued by the Corporation to Hill Arts and Entertainment Systems, Inc. (now known as Hill International, Inc.);

                             (9) to Playhouse Square Foundation pursuant to
                      Section 2 of that certain Stock Issuance Agreement, dated December 31, 1996, between the Corporation and Playhouse Square Foundation; or

                             (10) in connection with strategic alliances or
                      other partnering arrangements with venues, outlets, customers, distributors, suppliers or any other strategic partner of the Corporation approved by the Board of Directors, but not exceeding an aggregate of 2,000,000 shares, subject to adjustment for all subdivisions and combinations.

                        (ii) No Adjustment. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price in effect on the date of, and immediately prior to, such issue.

                        (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                             (A) no further adjustments in the Series A
               Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                             (B) if such Options or Convertible Securities by
               their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall effect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series A1 Conversion Price, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock);

                             (C) upon the expiration of any such Options or any
               rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price computed upon the initial conversion prices set forth in Section 4(c) above, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                             (1) in the case of Convertible Securities or
                        Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Corporation upon such conversion or exchange, if any, and

                             (2) in the case of Options for Convertible
                        Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                             (D) no readjustment pursuant to clause (B) or (C)
               above shall have the effect of increasing the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price on the original adjustment date, and (2) the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date (provided, however, that no such adjustment of the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall effect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock).

                        (iv) Adjustments Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(e)(iii) and Additional Shares of Common Stock sold to the public in an underwritten public offering, but excluding stock dividends, combinations, subdivisions or similar events that are the subject of adjustment pursuant to Section 4(e)(vi)) without consideration or for a consideration per share less than the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to such issuance, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that in the event such issuance of Additional Shares of Common shall occur on a date that is on or prior to the second anniversary of the Original Issue Date, the Series E Conversion Price shall not be adjusted in accordance with the calculation set forth above but, instead, shall be reduced to a price equal to the price paid per share for such Additional Shares of Common Stock; provided, further, however, that no adjustment shall be made to the Series E Conversion Price if, prior to the issuance of Additional Shares of Common, the holders of a majority of the Series E Preferred Stock then outstanding shall have agreed in writing to waive any adjustment to the Series E Conversion Price pursuant to this Section 4(e)(iv). For the purpose of the calculation set forth in this Section 4(e)(iv), the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                        (v) Determination of Consideration. For purposes of this
        Section 4(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                             (A) Cash and Property: Such consideration shall:

                             (1) insofar as it consists of cash, be computed at
                      the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                             (2) insofar as it consists of property other than
                      cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                             (3) in the event Additional Shares of Common Stock
                      are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                             (B) Options and Convertible Securities. The
               consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(e)(iii), relating to Options and Convertible Securities shall be determined by dividing

                             (1) the total amount, if any, received or
                      receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                             (2) the maximum number of shares of Common Stock
                      (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                        (vi) Adjustments for Stock Dividends and for
        Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or payment of a dividend in Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                        (vii) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(e)(vi), then, and in each such event, provision shall be made so that the holders of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                        (viii) Adjustments for Reclassification and
        Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4(e)(vi) above or a merger or other reorganization referred to in Section 2(c) above), the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock immediately before that change.

               (f) Special Adjustments to Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price.

               (i) Special Adjustments to Series B and Series C Conversion
Price.

                             (A) In the event that, on or prior to September 26,
               1999, this Company shall issue Additional Shares of Common Stock in its initial Qualified Public Offering (as defined in Section 4(b) above), or in a Significant Corporate Transaction (as defined below), for a consideration per share of Common Stock (or the value of the consideration as determined below to be received in a Significant Corporate Transaction) less than 140% of the Series B Conversion Price, applicable on and immediately prior to such offering or transaction, as the case may be, then immediately prior to the closing of such Qualified Public Offering or Significant Corporate Transaction, as applicable, the then applicable Series B Conversion Price and Series C Conversion Price shall each be reduced, concurrently with such issue, to a price (calculated to the nearest one-tenth cent) equal to 71.4% of such consideration per share.

                             (B) In the event that, after September 26, 1999 but
               prior to September 26, 2000, this Company shall issue Additional Shares of Common Stock in its initial Qualified Public Offering or a Significant Corporate Transaction, for a consideration per share of Common Stock (or the value of the consideration (as determined below) to be received in a Significant Corporate Transaction) less than 180% of the Series B Conversion Price, applicable on and immediately prior to such offering or transaction, as the case may be, then immediately prior to the closing of such Qualified Public Offering or Significant Corporate Transaction, as applicable, the then applicable Series B Conversion Price and Series C Conversion Price shall each be reduced, concurrently with such issue, to a price (calculated to the nearest one-tenth cent) equal to 55.5% of such consideration per share.

                             (C) In the event that, prior to September 26, 2000,
               this Company has not consummated a Qualified Public Offering or a Significant Corporate Transaction, then, effective as of such date, the Series B Conversion Price and Series C Conversion Price shall each be reduced to $0.70, as adjusted pursuant to Sections 4(e)(vi), (vii) or (viii) hereof.

                        (ii) Special Adjustments to Series D Conversion Price.

                             (A) In the event that, on or prior to December 31,
               1999, this Company shall issue Additional Shares of Common Stock in its initial Qualified Public Offering (as defined in Section 4(b) above), or in a Significant Corporate Transaction (as defined below), for a consideration per share of Common Stock (or the value of the consideration as determined below to be received in a Significant Corporate Transaction) less than 140% of the Series D Conversion Price, applicable on and immediately prior to such offering or transaction, as the case may be, then immediately prior to the closing of such Qualified Public Offering or Significant Corporate Transaction, as applicable, the then applicable Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-tenth cent) equal to 71.4% of such consideration per share.

                             (B) In the event that, after December 31, 1999 but
               prior to March 31, 2001, this Company shall issue Additional Shares of Common Stock in its initial Qualified Public Offering or a Significant Corporate Transaction, for a consideration per share of Common Stock (or the value of the consideration (as determined below) to be received in a Significant Corporate Transaction) less than 180% of the Series D Conversion Price, applicable on and immediately prior to such offering or transaction, as the case may be, then immediately prior to the closing of such Qualified Public Offering or Significant Corporate Transaction, as applicable, the then applicable Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-tenth cent) equal to 55.5% of such consideration per share.

                             (C) In the event that, prior to March 31, 2001,
               this Company has not consummated a Qualified Public Offering or a Significant Corporate Transaction, then, effective as of such date, the Series D Conversion Price shall be reduced to $1.26, as adjusted pursuant to Sections 4(e)(vi), (vii) or (viii) hereof.

                      (iii) Special Adjustments to Series E Conversion Price.

                             (A) In the event that, prior to September 26, 2000,
               this Company has not consummated a Qualified Public Offering or a Significant Corporate Transaction, then, effective as of such date, the Series E Conversion Price shall be reduced as calculated pursuant to Section 4(f)(iii)(C) below, so that the aggregate number of shares of Common Stock into which shares of Series E Preferred Stock are convertible represents the same percentage of the total number of shares of Common Stock outstanding, calculated on a fully diluted basis (calculated in accordance with Section 4(e)(iv)), immediately following the adjustment set forth herein as it represented immediately prior to the adjustment set forth in Section 4(f)(i)(C).

                             (B) In the event that, prior to March 31, 2001,
               this Company has not consummated a Qualified Public Offering or a Significant Corporate Transaction, then, effective as of such date, the Series E Conversion Price shall be further reduced as calculated pursuant to Section 4(f)(iii)(C) below, so that the aggregate number of shares of Common Stock into which shares of Series E Preferred Stock are convertible represents the same percentage of the total number of shares of Common Stock outstanding, calculated on a fully diluted basis (calculated in accordance with Section 4(e)(iv)), immediately following the adjustment set forth herein as it represented immediately prior to the adjustment set forth in Section 4(f)(ii)(C).

                             (C) In the event of an adjustment under Section
               4(f)(iii)(A) or (B), the Series E Conversion Price shall be reduced to the amount obtained by dividing (X) the result of (1) Aggregate Series E Value minus (2) the product of the Aggregate Series E Value multiplied by the Series E Percentage, by (Y) the product of (1) the Series E Percentage multiplied by (2) the sum of the Total Shares Outstanding minus the Total Series E Outstanding plus the New Shares.

                             For the purposes of the foregoing calculation the
term:

                             (A) "AGGREGATE SERIES E VALUE" shall mean the
               product obtained by multiplying the Total Series E Outstanding by the Series E Conversion Price in effect immediately prior to the adjustment set forth herein;

                             (B) "SERIES E PERCENTAGE" shall mean the product
               obtained by dividing the Total Series E Outstanding by the Total Shares Outstanding;

                             (C) "TOTAL SHARES OUTSTANDING" shall mean the total
               number of shares of Common Stock outstanding immediately prior to the adjustment set forth in Section 4(f)(i)(C) or 4(f)(ii)(C), as applicable, calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date;

                             (D) "TOTAL SERIES E OUTSTANDING" shall mean the
               total number of shares of Common Stock issuable upon conversion of all shares of Series E Preferred Stock outstanding immediately prior to the adjustment set forth in Section 4(f)(i)(C) or 4(f)(ii)(C), as applicable; and

                             (E) "NEW SHARES" shall mean, with respect to an
               adjustment pursuant to Section 4(f)(iii)(A), the total number of additional shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and Series C Preferred Stock outstanding on September 26, 2000 as a result of the adjustment set forth in Section 4(f)(i)(C) and, with respect to an adjustment pursuant to Section 4(f)(iii)(B), the total number of additional shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock outstanding on March 31, 2001 as a result of the adjustment set forth in Section 4(f)(ii)(C).

               (iv) For purposes of this Section 4(f), the term "SIGNIFICANT CORPORATE Transaction" shall mean (A) a reorganization, merger or consolidation of the Company with or into one or more other corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or (B) a private sale, in a transaction or series of related transactions, of more than 50% of the Company's voting stock (determined after the consummation thereof), to a single person or a group of persons acting together (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                        (v) The fair market value of the consideration received
                in a Significant Corporate Transaction will be determined in accordance with Section 2(c)(ii) hereof.

                        (g) No Impairment. The Corporation will not, by amendment of this Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

                        (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Series A Conversion Price, Series A1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price for such series of Preferred Stock at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

                        (i) Notices of Record Date. In the event that the Corporation shall propose at any time:

                        (i) to declare any dividend or distribution upon its
                Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (ii) to offer for subscription pro rata to the holders
                of any class or series of its stock any additional shares of stock of any class or series or other rights;

                        (iii) to effect any reclassification or recapitalization
                of its Common Stock outstanding involving a change in the Common Stock; or

                        (iv) to merge or consolidate with or into any other
                corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up;

               then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock: (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                        (j) No Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                        (k) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                        (l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

                        (m) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                    5. Voting Rights. Except as otherwise required by law or
Section 6 hereof, holders of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote and shall vote together as a single class with other shares entitled to vote thereon. Each holder of shares of Common Stock shall be entitled to one (1) vote per share, and each holder of shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock could be converted.

                    6. Protective Provisions.

                       (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                (i) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares;

                (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series A Preferred Stock with respect to voting, dividends or upon liquidation;

                (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                (v) amend the Corporation's Certificate of Incorporation or Bylaws; or

                (vi) declare a dividend upon the Common Stock or Preferred
        Stock.

                (b) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

                (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares;

                (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series B Preferred Stock with respect to voting, dividends or upon liquidation;

                (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                (v) amend the Corporation's Certificate of Incorporation or Bylaws; or

                (vi) declare a dividend upon the Common Stock or Preferred
        Stock.

                (c) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series C Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

                (i) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares;

                (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series C Preferred Stock with respect to voting, dividends or upon liquidation;

                (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                (v) amend the Corporation's Certificate of Incorporation or Bylaws; or

                (vi) declare a dividend upon the Common Stock or Preferred
        Stock.

                (d) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series D Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Series D Preferred Stock:

                (i) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares;

                (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series D Preferred Stock with respect to voting, dividends or upon liquidation;

                (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                (v) amend the Corporation's Certificate of Incorporation or Bylaws; or

                (vi) declare a dividend upon the Common Stock or Preferred
        Stock.

                (e) So long as any shares of Series E Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock:

                (i) alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock;

                (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series E Preferred Stock;

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series E Preferred Stock with respect to voting, dividends or upon liquidation;

                (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                (v) amend the Corporation's Certificate of Incorporation or Bylaws; or

                (vi) declare a dividend upon the Common Stock or Preferred
        Stock.

                (f) So long as there are outstanding any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, this Corporation shall not sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the outstanding shares of all such series then outstanding voting together as a single class; provided, however, that so long as any shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are then outstanding, then such approval shall be required of holders of at least a majority of the then outstanding shares of Series E Preferred Stock and at least three of the following: (i) holders of at least a majority of the then outstanding shares of Series A Preferred Stock, (ii) holders of at least a majority of the then outstanding shares of Series B Preferred Stock, (iii) holders of at least a majority of the then outstanding shares of Series C Preferred Stock and/or (iv) holders of at least a majority of the then outstanding shares of Series D Preferred Stock.

                7. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Amended and Restated Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                C. Common Stock.

                1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division B of this Article IV hereof.

                3. Redemption. The Common Stock is not redeemable.

                4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

                In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. In addition, the Bylaws may be amended by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                                   ARTICLE VI

                The Board of Directors of the Corporation shall consist of eleven (11) members.

                Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of this Corporation.

                At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the GCL.

                The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by a resolution of the Board of Directors. At the first annual meeting of stockholders following the closing of the initial public offering of the Corporation's Common Stock, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the closing of the initial public offering of the Corporation's Common Stock, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three
(3) years. At the third annual meeting of stockholders following the initial public offering of the Corporation's Common Stock, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the Class of which he is a member until the expiration of his current term and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

                Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been duly elected and qualified. A director may be removed from office by the affirmative vote of the holders of 66 2/3% of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, provided that such removal is for cause.

                                   ARTICLE VII

                Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Board of Directors of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE VIII

                To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

                No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty or loyalty to the Corporation or its stockholders, (2) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

                Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the GCL. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the GCL, as amended and in effect from time to time.

                If a claim under this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation ) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the GCL.

                If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this
Article VIII shall be broadened to the fullest extent permitted by the GCL, as so amended.

                                   ARTICLE IX

                The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles V, VI, VII, VIII and IX of this Amended and Restated Certificate of Incorporation may not be repealed or amended in any respect without the affirmative vote of holders at least 66-2/3% of the outstanding voting stock of the Corporation entitled to vote at election of directors.